As filed with the Securities and Exchange Commission on March 16, 2009

Registration No. 333-153358

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

(Post-Effective Amendment No. 1)

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

CELL THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Washington	2834	91-1533912
(State of other jurisdiction of	(Primary Standard Industrial	(I.R.S. Employer
incorporation or organization)	Classification Code Number)	Identification No.)

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(206) 282-7100

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

James A. Bianco, M.D.

Chief Executive Officer

Cell Therapeutics, Inc.

501 Elliott Avenue West, Suite 400

Seattle, Washington 98119

(206) 282-7100

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Karen A. Dempsey, Esq.

Orrick, Herrington & Sutcliffe LLP

405 Howard Street

San Francisco, California 94105

(415) 773-5700

Approximate date of commencement of proposed sale to the public: N/A

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act, check the following box.    ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering.    ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer or a smaller reporting company. See definition of “accelerated filer,” “large accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☐	Accelerated filer	☒

Non-accelerated filer	☐ (Do not check if a smaller reporting company)	Smaller reporting company	☐

EXPLANATORY NOTE

This Post-Effective Amendment No. 1 to the Registration Statement on Form S-3 is being filed, pursuant to the Registrant’s undertaking in Part II, Item 17(a)(3) of the original Registration Statement, for the purpose of removing from registration $146,324,274.45 of the $150,000,000 indeterminable securities, including common stock, preferred stock, various series of debt securities and warrants, originally registered for issuance under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of Seattle, state of Washington, on March 16, 2009.

CELL THERAPEUTICS, INC.

By:	/s/ James A. Bianco
James A. Bianco, M.D.
Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

* Phillip M. Nudelman, Ph.D.	Chairman of the Board	March 16, 2009

/s/ James A. Bianco James A. Bianco, M.D.	Chief Executive Officer and Director (Principal Executive Officer)	March 16, 2009

* Louis A. Bianco	Executive Vice President, Finance and Administration (Principal Financial Officer and Principal Accounting Officer)	March 16, 2009

* John H. Bauer	Director	March 16, 2009

* Vartan Gregorian, Ph.D.	Director	March 16, 2009

* Richard L. Love	Director	March 16, 2009

* Mary O. Mundinger, Dr. PH	Director	March 16, 2009

* Jack W. Singer, M.D.	Director	March 16, 2009

* Frederick W. Telling, Ph.D.	Director	March 16, 2009

*By:	/s/ James A. Bianco
James A. Bianco, M.D. Attorney-in-Fact